Contact:	Brian Beades
212-810-5596
ahr-info@blackrock.com

Anthracite Capital Reports Earnings of $0.34 Per Share
and Book Value of $10.53 Per Share

New York - August 8, 2008 - Anthracite Capital, Inc. (NYSE:AHR) (the “Company” or “Anthracite”) today reported net income available to common stockholders for the second quarter of 2008 of $0.34 per share, compared to $0.34 per share for the same three-month period in 2007. Net income available to common stockholders for the six months ended June 30, 2008 was $1.09 per share, compared to $0.76 per share for the same six-month period in 2007. (All currency amounts discussed herein are in thousands, except share and per share amounts. All per share information is presented on a diluted basis.)

Operating Earnings (defined below) for the second quarters of 2008 and 2007 were $0.23 and $0.36 per share, respectively. Operating Earnings for the six months ended June 30, 2008 and 2007 were $0.59 and $0.68 per share, respectively. Table 1, provided below, reconciles Operating Earnings to net income available to common stockholders.

Based on the $0.31 per share dividend paid on July 31, 2008, and the August 7, 2008 closing price of $6.54, Anthracite’s annualized dividend yield is 19.0%.

Chris Milner, Chief Executive Officer of the Company, stated, “After a period of relative stability in April and May, the markets suffered another major setback in June and July as continuing economic weakness combined with the challenges faced by the residential mortgage market put significant pressure on financial stocks and credit spreads. In this volatile environment, we continue to guard our liquidity and actively manage our existing portfolio of assets.”

Mr. Milner also commented, “Over the last twelve months we have opportunistically deployed capital when we have identified compelling, risk-adjusted returns, primarily in non-US markets. We are beginning to see such opportunities in the US markets as pricing levels continue to decline. Another area of potential opportunity is the purchase of the Company's debt in the secondary market. Given the dramatically improved relative value in the RMBS sector, we may also begin to replenish the RMBS portfolio as a store of liquidity. Throughout this process, our focus will be to raise capital which can accrete earnings and support our dividend.”

Capital Markets Activity
Common and Preferred Stock Issuances

On April 4, 2008, the Company issued $70,125 of Series E-1, E-2 and E-3 Cumulative Convertible Redeemable Preferred Stock (collectively, the “Series E Preferred Stock”), resulting in net proceeds of $69,866. Dividends are payable on the convertible preferred stock at a rate of 12% and the purchaser has the right to convert the preferred stock into common stock at $7.49 per share (a 12% premium to the closing price of the Company's common stock on March 28, 2008, the pricing date). In conjunction with the Company’s issuance of the Series E Preferred Stock, the Company also issued 3,494,021 shares of Common Stock, resulting in net proceeds of $23,286. On June 20, 2008, the holder exercised its right to convert its outstanding Series E-3 Preferred Stock into 3,119,661 shares of Common Stock.

For the six months ended June 30, 2008, the Company issued an aggregate of 2,690,639 shares of Common Stock under its sales agency agreement and its Dividend Reinvestment and Stock Purchase Plan. Net proceeds to the Company were $19,928.

Credit Facilities:
On August 7, 2008, Bank of America, N.A. extended its U.S. and non-U.S. dollar denominated facilities until September 18, 2010. In connection with the extension, certain financial covenants were added or modified to conform to more restrictive covenants contained in other credit facilities and the Company is required to make amortization payments of $31,000 by September 30, 2008.

On July 8, 2008, Deutsche Bank AG, Cayman Islands Branch extended its multicurrency agreement until July 8, 2010. In connection with the extension, certain financial covenants were added or modified to conform to more restrictive covenants contained in other credit facilities. At the time of the extension, total borrowings outstanding were $110,104.

On March 7, 2008, the Company entered into a $60,000 credit facility with a subsidiary of BlackRock, Inc. BlackRock, Inc. is the parent of the Company’s manager, BlackRock Financial Management, Inc. The facility is collateralized by a pledge of the Company’s investment in Carbon Capital II, Inc. (“Carbon II”) and gives the lender the option to purchase the Carbon II investment at fair market value (as determined by the terms of the agreement) from the Company. On April 8, 2008, the Company repaid $52,500, representing all then outstanding borrowings under the facility. On July 28, 2008, the Company reborrowed $30,000 under the facility.

Richard Shea, President and Chief Operating Officer of the Company, stated, “Second quarter Operating Earnings were reduced by the increase in loss assumptions on certain of the Company’s CMBS investments and the capital we raised in April. These results are consistent with the expectations we had when determining to increase the dividend in the second quarter. Operating Earnings were also reduced by $4,602 for a one time loss reserve on a loan in Carbon II. During the first half of 2008, the Company paid $0.61 per share in dividends, primarily supported by Operating Earnings for the same period of $0.59 per share.”

Mr. Shea also commented, “The Company extended the maturities of two of its secured lines of credit from 2008 to 2010. Aside from scheduled paydowns, the Company has no other borrowings with maturities in 2008 and its unfunded commitments total $1,650. We will continue to seek to raise capital in order to reduce short-term liabilities and support our existing portfolio in a way that is accretive to earnings.”

Liquidity
At June 30, 2008, the Company had $38,684 of unrestricted cash and $15,807 of additional restricted cash, consisting primarily of funds inside the Euro CDO. Approximately 18% of the Company's total borrowings are subject to mark-to-market adjustments and margin calls, and the Company continues to evaluate other financing alternatives to reduce short-term borrowings. At June 30, 2008, approximately 80% of the Company’s secured liabilities were not subject to margin calls. The Company’s unsecured liabilities had a weighted average maturity of 18.1 years (assuming the Company’s convertible senior notes are outstanding until their final maturity).

During 2008, the value of credit sensitive securities continued to fall regardless of actual credit performance. As a result, the value of the Company’s assets fell and the Company’s lenders issued margin calls totaling $120,619 from January 1, 2008 through August 8, 2008, $35,708 of which occurred since April 1, 2008. The Company fully funded all margin calls.

Second Quarter Financial Summary
•	Operating Earnings for the second quarters of 2008 and 2007 were $0.23 and $0.36 per diluted share, respectively.

•
For the quarter ended June 30, 2008, the Company recorded a loss of $(2,538) related to its investment in Carbon II. The loss is primarily the result of Carbon II establishing a loan loss reserve of $17,700, the entire face amount of the loan, during the second quarter of 2008. The Company owns 26% of Carbon II, resulting in a $4,602 decline in the Company’s income.

•
The impact of valuing assets and liabilities under FAS 159 was a net gain of $9,964 for the three months ended June 30, 2008. Credit spreads tightened during the second quarter and the increase in the value of CMBS securities more than offset the increase in the fair value of the related liabilities.

•
In response to market conditions, the Company increased the loss assumptions on its Controlling Class CMBS from 1.31% of outstanding collateral at December 31, 2007 to 1.44% at March 31, 2008. This was an increase in total expected losses of approximately $97,700 over the life of the transactions and resulted in a decrease in income for the second quarter of 2008 of approximately $2,300, or $0.03 per share.

•	Weighted average cost of funds remained at 6.1% for the second quarter of 2008, unchanged from the first quarter of 2008.

•	At June 30, 2008, the Company's exposure to a 50 basis point move in U.S. libor is $0.02 per share annually.

Investment Activity
The Company will invest up to $5,000, for up to a 10% interest, in Anthracite JV LLC (“AHR JV”). AHR JV will invest in U.S. CMBS rated higher than BB. As of June 30, 2008, the Company had invested $1,137 in AHR JV.

On June 26, 2008, the Company invested $30,886 in RECP Anthracite International JV Limited (“AHR International JV”). AHR International JV will invest in fixed income investments backed by non-U.S. real estate assets. The Company will invest on a deal-by-deal basis and has no committed capital obligation. The Company is utilizing the joint venture structure to increase its capacity to invest in larger and more diverse transactions given the current market’s elevated level of risk.

During the second quarter of 2008, the Company also funded an additional commercial real estate loan commitment of $2,286. Remaining outstanding funding commitments total $1,650.

Commercial Real Estate Securities
The Company considers CMBS where it maintains the right to control the foreclosure/workout process on the underlying loans as controlling class CMBS ("Controlling Class CMBS"). The Company owns Controlling Class CMBS issued in 1998, 1999 and 2001 through 2007.

The Company did not acquire any additional Controlling Class CMBS trusts during the quarter ended June 30, 2008. At June 30, 2008, the Company owned 39 Controlling Class CMBS trusts with an aggregate underlying loan principal balance of $58,356,845. Delinquencies of 30 days or more on these loans as a percent of current loan balances were 0.59% at June 30, 2008, compared with 0.62% at March 31, 2008.

The chart below summarizes the par, weighted average coupon, market value, adjusted purchase price and second quarter 2008 estimated loss assumptions for the Company’s U.S. dollar denominated Controlling Class CMBS:

Vintage	Par	Weighted Average Coupon	Market Value	Adjusted Purchase Price	Estimated Collateral Losses
1998	$261,276	6.16%	$225,340	$217,475	$58,033
1999	7,604	6.85%	6,964	6,923	2,633
2001	34,790	6.08%	29,156	26,996	13,610
2002	2,300	5.68%	2,037	2,255	10,036
2003	78,209	4.93%	57,259	60,784	48,328
2004	75,445	5.11%	45,743	57,681	124,122
2005	234,207	4.97%	90,697	141,930	110,468
2006	421,066	5.24%	114,475	232,680	178,848
2007	649,400	5.16%	147,655	321,423	311,550
Total	$1,764,297	5.32%	$719,326	$1,068,147	$857,628

During the three months ended June 30, 2008, three securities in two of the Company’s Controlling Class CMBS were upgraded by at least one rating agency and five securities in two Controlling Class CMBS were downgraded. Additionally, at least one rating agency upgraded five of the Company’s non-Controlling Class commercial real estate securities and downgraded four.

Mr. Shea stated, “Credit performance of the Company’s portfolio is consistent with expectations as Controlling Class CMBS delinquencies at quarter end were 59 basis points. Many of the credit issues in today’s market are associated with loans that are maturing and cannot refinance in this very difficult environment. Outside of the CMBS portfolio, the Company has only one loan on its balance sheet with a 2008 maturity and an extension is in the process of being finalized. At quarter end, the Company’s direct commercial real estate loan portfolio has only one non-performing loan, which is fully reserved, and the Company's share of Carbon Capital's five non-performing loans totals $35,577 with a current reserve of $7,052.”

Commercial Real Estate Loans
At June 30, 2008, all commercial real estate loans owned directly by the Company are performing in accordance with their terms or have been reserved.

Also included in commercial real estate loans are the Company's investments in Carbon Capital, Inc. (“Carbon I”) and Carbon II (collectively with Carbon I, the “Carbon Capital Funds”), which are managed by the Company’s manager.  For the quarters ended June 30, 2008 and 2007, the Company recorded income (loss) from the Carbon Capital Funds of $(2,566) and $3,983, respectively.  Carbon II increased its investment in U.S. commercial real estate loans by funding an additional investment of $910 during the second quarter of 2008. Paydowns in Carbon Capital Funds during the second quarter totaled $3,376. As loans are repaid or sold, Carbon II has redeployed capital into acquisitions of additional loans for the portfolio. The Carbon I investment period has expired and no new portfolio additions are expected.

The Company's investments in the Carbon Capital Funds were as follows:

	June 30, 2008	December 31, 2007
Carbon I	$1,711	$1,636
Carbon II	95,258	97,762
	$96,969	$99,398

As previously reported, three loans held in the Carbon Capital Funds are in various stages of resolution and the Carbon Capital Funds have established loan loss reserves as necessary.

An additional loan in Carbon II defaulted at maturity in February 2008. The loan was restructured, modified and extended.  However, Carbon II established a loan loss reserve of $17,700 during the second quarter of 2008 based upon the probability of recovery. The Company's 26% share of this reserve reduced income by $4,602.

Subsequent to June 30, 2008, one first mortgage loan in Carbon II experienced a maturity default. Carbon II is engaged in workout discussions, and various alternatives are being explored. Carbon II believes a loan loss reserve is not necessary at June 30, 2008. All other commercial real estate loans held through the Company’s investments in the Carbon Capital Funds are performing in accordance with their terms or have been appropriately reserved as of June 30, 2008.  All financial information utilized in this press release with respect to the Carbon Capital Funds was reported to the Company by the Carbon Capital Funds.

Commercial Real Estate

The Company has an investment in a commercial real estate development fund investing in India. At June 30, 2008, total capital committed was $11,000, of which $9,350 had been drawn. The entity conducts its operations in the local currency, Indian Rupees.

Summary of Commercial Real Estate Assets
A summary of the Company’s commercial real estate assets with estimated fair values in local currencies and U.S. dollars at June 30, 2008 is as follows:

	Commercial Real Estate Securities(1)		Commercial Real Estate Loans (2)		Commercial Real Estate Equity		Commercial Mortgage Loan Pools	Total Commercial Real Estate Assets		Total Commercial Real Estate Assets (USD)	% of Total
USD		$1,507,230		$418,711		-	$1,229,442		$3,155,383	$3,155,383	74.0%
GBP		£28,487		£44,679		-	-		£73,166	145,613	3.4%
EURO		€136,522		€370,606		-	-		€507,128	799,006	18.7%
Canadian Dollars	C$	86,907	C$	6,276		-	-	C$	93,183	91,847	2.2%
Japanese Yen		¥4,079,450		-		-	-		¥4,079,450	38,484	0.9%
Swiss Francs		-	CHF	23,966		-	-	CHF	23,966	23,529	0.6%
Indian Rupees		-		-	Rs	401,302	-	Rs	401,302	9,350	0.2%
Total USD Equivalent		$1,903,167		$1,121,253		$9,350	$1,229,442		$4,263,212	$4,263,212	100.0%

(1)	Includes the Company’s investment in AHR JV of $1,089 at June 30, 2008.
(2)	Includes the Company’s investments in the Carbon Capital Funds of $96,969 and AHR International JV of $30,902 at June 30, 2008.

For the three months ended June 30, 2008, the Company’s non-U.S dollar denominated commercial real estate assets generated $24,884, or 29%, of the Company’s total income.

The Company has foreign currency exposure related to its non-U.S. dollar denominated net assets. The Company’s primary currency exposures are to the Euro, British Pound Sterling and Canadian Dollar. Changes in currency rates can adversely impact the estimated fair value and earnings of the Company’s non-U.S. dollar denominated holdings. The Company mitigates this impact by utilizing local currency-denominated financing for its non-U.S. dollar denominated investments and foreign currency forward commitments and currency swaps to hedge its net foreign currency exposure. For the six months ended June 30, 2008, the Company recorded a net foreign currency loss of $(10,186) on the consolidated statement of operations and a net foreign currency gain of $9,325 in accumulated other comprehensive income (loss) on the consolidated statement of financial condition, resulting in a net economic foreign currency loss of $(861).

Book Value
The chart below is a comparison of book value per share at June 30, 2008 and December 31, 2007.

	06/30/2008	12/31/2007
Total Stockholders' Equity	$915,831	$451,371
Less:
Series C Preferred Stock Liquidation Preference	(57,500)	(57,500)
Series D Preferred Stock Liquidation Preference	(86,250)	(86,250)
Common Equity	$772,081	307,621
FAS 159 transition adjustment as of January 1, 2008		350,623
December 31, 2007 Common Equity, post-FAS 159		$658,244
Common Shares Outstanding	73,309,064	63,263,998
Book Value per Share	$10.53	$10.41
Book Value per Share, pre-FAS 159		$4.86

Reconciliation of Operating Earnings to Net Income Available to Common Stockholders (Table 1)
The table below reconciles Operating Earnings with net income available to common stockholders:

	Three Months Ended June 30,		S ix Months Ended June 30,
	2008	2007	2008	2007
Operating earnings available to common stockholders	$16,107	$21,511	$40,090	$40,168
Net realized and unrealized gain	9,901	546	82,875	7,279
Incentive fee attributable to other income (loss)	-	287	(9,916)	(1,495)
Net foreign currency gain (loss) and hedge ineffectiveness	(762)	1,206	(8,882)	2,799
Provision for loan loss and loss on impairment of assets	-	(2,900)	(25,190)	(4,098)
Net income available to common stockholders	$25,246	$20,650	$78,977	$44,653

The Company considers its Operating Earnings to be net income after operating expenses and preferred dividends but before realized and unrealized gains (loss), incentive fees attributable to other income (loss), net foreign currency gain (loss), hedge ineffectiveness, provisions for loan losses and loss on impairment of assets. The Company believes Operating Earnings to be an effective indicator of the Company’s profitability and financial performance over time. Operating Earnings can and will fluctuate based on changes in asset levels, funding rates, available reinvestment rates and expected losses on credit sensitive positions.

This release, including the reconciliation of Operating Earnings with net income available to common stockholders, is also available on the News section of the Company’s website at www.anthracitecapital.com.

Earnings Conference Call
The Company will host a conference call on August 8, 2008 at 9:00 a.m. (Eastern Time). The conference call will be available live via telephone. Members of the public who are interested in participating in Anthracite’s second quarter earnings teleconference should dial, from the U.S., (800) 374-0176, or from outside the U.S., (706) 679-4634, shortly before 9:00 a.m. (eastern time) and reference the Anthracite Teleconference Call (number 59261514). Please note that the teleconference call will be available for replay beginning at 1:00 p.m. on Friday, August 8, 2008, and ending at midnight on Friday, August 15, 2008. To access the replay, callers from the U.S. should dial (800) 642-1687 and callers from outside the U.S. should dial (706) 645-9291 and enter conference identification number 59261514.

About Anthracite
Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. (“BlackRock”) (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $1.428 trillion in global assets under management at June 30, 2008. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors.

Forward-Looking Statements
This release, and other statements that Anthracite may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to Anthracite’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite’s SEC reports and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite’s assets; (3) the relative and absolute investment performance and operations of BlackRock Financial Management, Inc., Anthracite’s manager (the “Manager”); (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite or the Manager; (8) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries, and Anthracite; (9) the ability of the Manager to attract and retain highly talented professionals; (10) fluctuations in foreign currency exchange rates; and (11) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite’s Annual Report on Form 10-K for the year ended December 31, 2007 and Anthracite’s subsequent filings with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company’s website is not a part of this release.

Anthracite Capital, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollar amounts in thousands)

	June 30, 2008		December 31, 2007
ASSETS
Cash and cash equivalents		$38,684		$91,547
Restricted cash equivalents		15,807		32,105
RMBS		973		10,183
Commercial mortgage loan pools	$1,229,442		$1,240,793
Commercial real estate securities	1,903,167		2,274,151
Commercial real estate loans, (net of loan loss reserve of $25,000 in 2008)	1,121,253		1,082,785
Commercial real estate	9,350		9,350
Total commercial real estate		4,263,212		4,607,079
Derivative instruments, at fair value		406,202		404,910
Other assets (includes $2,210 at estimated fair value in 2008)		71,948		101,886
Total Assets		$4,796,826		$5,247,710

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Short-term borrowings:
Secured by pledge of RMBS	$-		$8,958
Secured by pledge of commercial real estate securities	379,746		492,159
Secured by pledge of commercial mortgage loan pools	4,758		6,128
Secured by pledge of commercial real estate loans	225,813		244,476
Total short-term borrowings		$610,317		$751,721
Long-term borrowings:
Collateralized debt obligations (at estimated fair value in 2008)	1,252,224		1,823,328
Secured by pledge of commercial mortgage loan pools	1,207,151		1,219,094
Senior unsecured notes (at estimated fair value in 2008)	85,204		162,500
Junior unsecured notes (at estimated fair value in 2008)	35,611		73,103
Junior subordinated notes to subsidiary trust issuing preferred securities (at estimated fair value in 2008)	72,829		180,477
Convertible senior unsecured notes (at estimated fair value in 2008)	71,160		80,000
Total long-term borrowings		2,724,179		3,538,502
Total borrowings		3,334,496		4,290,223
Payable for investments purchased		-		4,693
Distributions payable		26,135		21,064
Derivative instruments, at fair value		433,850		442,114
Other liabilities		39,936		38,245
Total Liabilities		3,834,417		4,796,339
12% Series E-1 Cumulative Convertible Redeemable Preferred Stock, liquidation preference $23,375		23,289		-
12% Series E-2 Cumulative Convertible Redeemable Preferred Stock, liquidation preference $23,375		23,289		-

Stockholders' Equity:
Preferred Stock, 100,000,000 shares authorized;
9.375% Series C Preferred Stock, liquidation preference $57,500		55,435		55,435
8.25% Series D Preferred Stock, liquidation preference $86,250		83,259		83,259
Common Stock, par value $0.001 per share; 400,000,000 shares authorized;
73,309,064 shares issued and outstanding in 2008; and		73		63
63,263,998 shares issued and outstanding in 2007
Additional paid-in capital		762,843		691,071
Retained earnings (distributions in excess of earnings)		11,654		(122,738)
Accumulated other comprehensive income (loss)		2,567		(255,719)
Total Stockholders’ Equity		915,831		451,371
Total Liabilities and Stockholders' Equity		$4,796,826		$5,247,710

Anthracite Capital, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Operating Portfolio
Income:
Commercial real estate securities	$50,588	$48,013	$102,798	$93,894
Commercial mortgage loan pools	12,801	13,002	25,666	26,134
Commercial real estate loans	23,100	18,282	46,831	29,448
Earnings (loss) from equity investments	(2,566)	3,983	(557)	7,969
Commercial real estate	-	8,430	-	14,400
RMBS	16	1,443	76	3,742
Cash and cash equivalents	918	939	1,982	1,863
Total Income	84,857	94,092	176,796	177,450

Expenses:
Interest expense:
Short-term borrowings	9,295	14,512	19,911	26,691
Collateralized debt obligations	25,228	26,753	51,149	53,424
Commercial mortgage loan pools	12,183	12,409	24,391	24,880
Senior unsecured notes	3,016	1,860	6,074	3,207
Convertible senior notes	2,370	-	4,683	-
Junior unsecured notes	1,442	947	2,769	947
Junior subordinated notes	3,328	3,439	6,595	6,719
General and administrative expense	1,866	1,519	3,682	2,824
Management fee	2,961	3,868	6,236	7,388
Incentive fee	1,334	3,208	1,963	4,150
Incentive fee - stock based	645	939	1,044	1,648
Total Expenses	63,668	69,454	128,497	131,878
Income from the Operating Portfolio	21,189	24,638	48,299	45,572

Other income (loss):
Net realized and unrealized gain	9,901	546	82,875	7,279
Incentive fee attributable to other gains	-	287	(9,916)	(1,495)
Provision for loan loss	-	-	(25,190)	-
Foreign currency gain (loss)	(2,145)	1,371	(10,186)	2,855
Hedge ineffectiveness	1,382	(165)	1,304	(56)
Loss on impairment of assets	-	(2,900)	-	(4,098)
Total other income (loss)	9,138	(861)	38,887	4,485

Net Income	30,327	23,777	87,186	50,057
Dividends on preferred stock	(5,083)	(3,127)	(8,209)	(5,404)
Net Income available to Common Stockholders	$25,244	$20,650	$78,977	$44,653

Operating Earnings:
Income from the operating portfolio	$21,189	$24,638	$48,299	$45,572
Dividends on preferred stock	(5,082)	(3,127)	(8,209)	(5,404)
Net Operating Earnings	$16,107	$21,511	$40,090	$40,168

Operating Earnings available to Common Stockholders per share:
Basic	$0.23	$0.36	$0.60	$0.68
Diluted	$0.23	$0.36	$0.59	$0.68

Net Income available to Common Stockholders per share:
Basic	$0.36	$0.35	$1.19	$0.76
Diluted	$0.34	$0.34	$1.09	$0.76
Dividend declared per share of Common Stock	$0.31	$0.30	$0.61	$0.59

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Numerator:
Numerator for basic earnings per share	$25,244	$20,650	$78,977	$44,653
Interest expense on convertible senior notes	2,370	-	4,683	-
Dividends on Series E convertible stock	1,929	-	1,929	-
Numerator for diluted earnings per share	$29,543	$20,650	$85,589	$44,653

Denominator:
Denominator for basic earnings per share—weighted average common shares outstanding	69,458,370	59,568,356	66,437,973	58,715,762
Assumed conversion of convertible senior notes	7,416,680	-	7,416,680	-
Assumed conversion of Series E convertible preferred stock	8,604,781	-	4,302,390	-
Effect of other dilutive securities	366,545	323,112	183,273	163,075
Denominator for diluted earnings per share—weighted average common shares outstanding and common stock equivalents outstanding	85,846,376	59,891,468	78,340,316	58,878,837

Basic net income per weighted average common share:	$0.36	$0.35	$1.19	$0.76
Diluted net income per weighted average common share and common share equivalents:	$0.34	$0.34	$1.09	$0.76